UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 12, 2008

HALCYON JETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

336 West 37th Street, Suite 800 New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 616-5387

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Effective August 12, 2008, our Board of Directors appointed Gregory D. Cohen as our Chief Executive Officer. Mr. Cohen, 39, has been a member of our Board of Directors since May 1, 2008 and was a founding shareholder of Halcyon Jets, Inc., which became a wholly owned subsidiary of the registrant on August 17, 2007. There was no agreement or understanding with us or any other person pursuant to which Mr. Cohen was selected as an officer. There is no family relationship between Mr. Cohen and any other officer or director of the company. We are currently negotiating the terms of an employment agreement with Mr. Cohen. Mr. Cohen has served as a consultant to Halcyon Jets, Inc. since its inception in March 2007. From 2005 through 2007, he served as the executive producer of several feature films, and from 2004 through 2008 he has been the managing member of Philabelle Consulting Group, LLC, which provides management and consulting services to private and publicly traded companies. He has also been the managing member of Bulldog Boxing, LLC since 1998, providing managerial and promotional services to a number of world champions and top contenders in boxing.

Also effective August 12, 2008, our Board of Directors appointed Craig Spitzer as the Chairman of the Board. Mr. Spitzer has been a member of our Board of Directors since August 17, 2007 and a member of the Board of Directors of Halcyon Jets, Inc. since March, 2007.

Our former Chairman and Chief Executive Officer, Mitchell Blatt, resigned that position, also effective August 12, 2008. In connection with that resignation, we agreed to terminate his existing employment agreement and continue his base salary as severance through July 31, 2009. Mr. Blatt had been granted warrants to purchase 1,000,000 of our common stock, and will retain the warrants on 500,000 that were vested and forfeit the unvested portion of the warrant. The provisions in his employment agreement relating to indemnification, confidentiality, non-competition, non-solicitation and non-disparagement remain in full force and effect, and we exchanged mutual releases with Mr. Blatt. A copy of his agreement is attached as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2008	HALCYON JETS HOLDINGS, INC.

	By:	/s/ Gregory D. Cohen
Gregory D. Cohen
Chief Executive Officer

EXHIBIT INDEX

Page

10	Separation Agreement with Mitchell Blatt dated August 12, 2008.	4